Exhibit 99.1

Contact:	Randall J. Larson, President/CFO Frederick W. Boutin, Senior Vice President/Treasurer 303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES RESULTS FOR THE THREE MONTHS AND YEAR
ENDED DECEMBER 31, 2006, AND SCHEDULES CONFERENCE CALL

Friday, March 16, 2007	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced its results for the three months and year ended December 31, 2006.  An overview of the significant developments that occurred during the three months ended December 31, 2006 includes:

•                  On December 29, 2006, in exchange for a cash payment of $135 million, we acquired from TransMontaigne Inc. the following:

•                  A refined product terminal with approximately 2.2 million barrels of aggregate active storage capacity in Brownsville, Texas;

•                  Twelve (12) refined product terminals along the Mississippi and Ohio rivers with approximately 2.7 million barrels of aggregate active storage capacity; and

•                  The Baton Rouge, Louisiana dock facility (collectively, the “Acquired Operations”).

•                  On December 22, 2006, we entered into a $225 million amended and restated senior secured credit facility (“Senior Secured Credit Facility”) with a consortium of lending institutions.  The Senior Secured Credit Facility is composed of a $75 million term loan facility and a $150 million revolving credit facility.  We financed the acquisition of the Acquired Operations through additional borrowings under our Senior Secured Credit Facility.

An overview of the financial performance for the three months ended December 31, 2006 includes:

•                  Quarterly revenues increased to $19.3 million from $11.9 million last year due principally to revenues generated by the Acquired Operations of approximately $7.5 million.  In accordance with generally accepted accounting principles, the financial performance of the Acquired Operations is included from September 1, 2006, the date Morgan Stanley Capital Group Inc. acquired TransMontaigne Inc.

•                  Quarterly direct operating costs and expenses increased to $9.5 million from $4.1 million last year due principally to:

•                  Direct operating costs and expenses generated by the Acquired Operations of approximately $3.7 million; and

•                  Increased direct operating costs and expenses of approximately $1.7 million at our U.S. Gulf Coast and Midwest terminals.

•                  Quarterly operating income decreased to $3.5 million from $4.3 million last year due principally to:

•                  A decrease in net margins of approximately $1.9 million at our U.S. Gulf Coast and Midwest terminals; and

•                  Increased direct general and administrative expenses of approximately $0.3 million;

•                  Which were offset by operating income generated by the Acquired Operations of approximately $1.4 million.

•                  Adjusted operating surplus generated during the period was $1.8 million compared to distributions allocable to the period of $3.2 million.

•                  The Partnership declared a $0.43 per unit quarterly distribution for the period compared to the minimum quarterly distribution of $0.40 per unit.

CONFERENCE CALL

TransMontaigne Partners L.P. also announced that it has scheduled a conference call for Monday, March 19, 2007 at 11:00 a.m. (MDT) regarding the above information. Analysts, investors and other interested parties are invited to listen to management’s presentation of the Company’s results and supplemental financial information by accessing the call as follows:

(866) 238-1422
Ask for:
TransMontaigne Partners

A playback of the conference call will be available from 2:30 p.m. (MDT) on Monday, March 19, 2007 until 11:59 p.m. (MDT) on Monday, March 26, 2007 by calling:

USA:  (800) 475-6701
International:  (320) 365-3844
Access Code:  865492

The following selected financial information is extracted from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed on March 16, 2007 with the Securities and Exchange Commission.

TRANSMONTAIGNE PARTNERS L.P. AND SUBSIDIARIES
(000s, except per share data)

	Three Months Ended
	December 31, 2006	December 31, 2005
Income Statement Data
Revenues	$19,282	$11,941
Direct operating costs and expenses	(9,509)	(4,105)
Direct general and administrative expenses	(920)	(672)
Operating income	3,518	4,314
Net earnings	1,911	3,766
Net earnings allocable to limited partners	460	3,471
Net earnings per limited partner unit—basic	0.06	0.48

Cash Flow Activities
Net cash provided by operating activities	$9,403	$8,325
Net cash (used in) investing activities	(142,932)	(2,474)
Net cash provided by (used in) financing activities	136,687	(5,928)

	December 31, 2006	December 31, 2005
Balance Sheet Data
Property, plant and equipment, net	$235,074	$125,884
Goodwill	23,235	—
Total assets	271,361	131,036
Long-term debt	189,621	28,000
Partners’ equity	77,865	100,013

Selected quarterly results of operations data for each of the quarters in the year ended December 31, 2006, six months ended December 31, 2005 and year ended June 30, 2005 are as follows (in thousands):

	Three months ended				Year ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	December 31, 2006
Revenues	$12,090	$11,563	$13,850	$19,282	$56,785
Direct operating costs and expenses	(4,527)	(5,647)	(6,508)	(9,509)	(26,191)
Direct general and administrative expenses	(1,100)	(672)	(3,761)	(920)	(6,453)
Allocated general and administrative expenses	(812)	(822)	(1,135)	(1,718)	(4,487)
Allocated insurance expense	(250)	(250)	(304)	(411)	(1,215)
Depreciation and amortization	(1,942)	(1,790)	(2,250)	(3,206)	(9,188)
Operating income (loss)	3,459	2,382	(108)	3,518	9,251
Other expense, net	(740)	(845)	(937)	(1,607)	(4,129)
Net earnings (loss)	$2,719	$1,537	$(1,045)	$1,911	$5,122

	Three months ended		Six months ended
	September 30, 2005	December 31, 2005	December 31, 2005
Revenues	$10,967	$11,941	$22,908
Direct operating costs and expenses	(3,791)	(4,105)	(7,896)
Direct general and administrative expenses	(595)	(672)	(1,267)
Allocated general and administrative expenses	(775)	(813)	(1,588)
Allocated insurance expense	(250)	(250)	(500)
Depreciation and amortization	(1,674)	(1,787)	(3,461)
Operating income	3,882	4,314	8,196
Other expense, net	(509)	(548)	(1,057)
Net earnings	$3,373	$3,766	$7,139

	Three months ended				Year ended
	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	June 30, 2005
Revenues	$8,392	$8,300	$9,714	$9,687	$36,093
Direct operating costs and expenses	(3,920)	(3,820)	(3,879)	(3,556)	(15,175)
Direct general and administrative expenses	—	—	—	(79)	(79)
Allocated general and administrative expenses	(700)	(700)	(700)	(700)	(2,800)
Allocated insurance expense	(250)	(250)	(263)	(237)	(1,000)
Depreciation and amortization	(1,537)	(1,507)	(1,509)	(1,601)	(6,154)
Operating income	1,985	2,023	3,363	3,514	10,885
Other expense, net	—	—	—	(182)	(182)
Net earnings	$1,985	$2,023	$3,363	$3,332	$10,703

Effective December 29, 2006, we acquired from TransMontaigne Inc. a refined product terminal with approximately 2.2 million barrels of aggregate active storage capacity in Brownsville, Texas, twelve refined product terminals along the Mississippi and Ohio rivers with approximately 2.7 million barrels of aggregate active storage capacity, and the Baton Rouge, Louisiana dock facility (collectively, the “Acquired Operations”) for a cash payment of $135 million. The acquisition of the Acquired Operations by us from TransMontaigne Inc. has been recorded at carryover basis in a manner similar to a reorganization of entities under common control. Therefore, the results of operations of the Acquired Operations are included in the historical consolidated statement of operations of TransMontaigne Partners L.P. from September 1, 2006 (the date of acquisition by Morgan Stanley Capital Group Inc. of TransMontaigne Inc., including our general partner).

Results of operations of the facilities held by TransMontaigne Partners on January 1, 2006 and the results of operation of the Acquired Operations are as follows (in thousands):

	U.S. Gulf Coast Terminals, Midwest Terminals and Razorback Pipeline	Acquired Operations (since September 1, 2006)	Year ended December 31, 2006
Revenues	$46,820	$9,965	$56,785
Direct operating costs and expenses	(21,240)	(4,951)	(26,191)
Direct general and administrative expenses	(6,453)	—	(6,453)
Allocated general and administrative expenses	(3,320)	(1,167)	(4,487)
Allocated insurance expense	(1,000)	(215)	(1,215)
Depreciation and amortization	(7,411)	(1,777)	(9,188)
Operating income	7,396	1,855	9,251
Other expense, net	(4,129)	—	(4,129)
Net earnings	$3,267	$1,855	$5,122

The following selected unaudited pro forma financial information is extracted from Amendment No. 1 to the Company’s Current Report on Form 8-K, which was filed on March 16, 2007, with the Securities and Exchange Commission.

Introduction

Our unaudited pro forma combined statement of operations for the year ended December 31, 2006 assumes that the following transactions occurred on January 1, 2006:

•                  The acquisition of the Brownsville, Texas terminaling operations, 12 terminaling operations along the Mississippi and Ohio rivers, and the Baton Rouge, Louisiana dock facility (collectively, the “Acquired Operations”) from TransMontaigne Inc. for $135 million; and

•                  Borrowings under our amended and restated senior secured credit facility of $135 million to the finance the Acquired Operations and $2.6 million of deferred debt issuance costs to amend and restate our credit facility.

The accompanying pro forma combined statement of operations should be read together with the historical consolidated financial statements of TransMontaigne Partners L.P., which are included in the Annual Report on Form 10-K for the year ended December 31, 2006 that was filed with the Securities and Exchange Commission on March 16, 2007.  The accompanying pro forma combined statement of operations was derived by adjusting the historical consolidated statement of operations of TransMontaigne Partners L.P.  The pro forma combined statement of operations is based on currently available information and certain estimates and assumptions that we believe are reasonable under the circumstances.  The pro forma results of operations are not necessarily indicative of the results of future operations and, therefore, the actual results of operations in the future may differ from the pro forma results of operations.

The results of operations of the Acquired Operations are included in the historical consolidated statement of operations of TransMontaigne Partners L.P. from September 1, 2006 (the date of acquisition by Morgan Stanley Capital Group Inc. of TransMontaigne Inc., including our general partner).  The results of operations of the Acquired Operations for the period January 1, 2006 through August 31, 2006 are presented separately in the accompanying unaudited pro forma combined statement of operations.

The accompanying unaudited pro forma combined statement of operations does not give effect to any anticipated cost savings or other financial benefits expected to result from the acquisition of the Acquired Operations.

Unaudited Pro Forma Combined Statement of Operations
Year ended December 31, 2006
(in thousands, except per unit amounts)

	TransMontaigne Partners L.P.	Acquired Operations	Adjustments		Pro Forma
Revenues	$56,785	$18,354	1,772	(a)	$79,125
			2,214	(b)
Direct operating costs and expenses	(26,191)	(10,364)	(400	)(b)	(36,955)
Direct general and administrative expenses	(6,453)	—	—		(6,453)
Allocated general and administrative expenses	(4,487)	(2,334)	—		(6,821)
Allocated insurance	(1,215)	(431)	—		(1,646)
Depreciation and amortization	(9,188)	(2,900)	(656	)(c)	(12,744)
Operating income	9,251	2,325	2,930		14,506
Other income (expense):
Interest income	37	—	—		37
Interest expense	(3,356)	—	(10,800	)(d)	(14,156)
Amortization of deferred debt issuance costs	(810)	—	290	(e)	(520)
Net earnings (loss)	5,122	$2,325	$(7,580)		(133)
Less:
Net earnings attributable to predecessor	(1,856)				—
General partner interest in net (earnings) loss	(66)				3

Net earnings (loss) allocable to limited partners	$3,200				$(130)

Net earnings (loss) per limited partner unit—basic	$0.44				$(0.02)

Net earnings (loss) per limited partner unit—diluted	$0.44				$(0.02)
Weighted average limited partner units outstanding—basic	7,283				7,283
Weighted average limited partner units outstanding—diluted	7,286				7,283

Pro Forma Adjustments

(a)                            During 2006, we executed a terminaling services agreement with Valero Supply and Marketing Company (“Valero”) that became effective on April 1, 2006.  Pursuant to the terminaling services agreement, we agreed to provide Valero with light oil storage capacity at certain of our River terminals.  Had our terminaling services agreement with Valero been effective as of January 1, 2006, our revenues for the year ended December 31, 2006 would have increased by approximately $1.8 million.

(b)                           On December 29, 2006, we executed a terminaling services agreement with TransMontaigne Inc. for the throughput of liquefied petroleum gas (“LPG”) at our Brownsville terminal.  TransMontaigne Inc. acquired the LPG facilities on August 22, 2006 from Rio Vista Energy Partners L.P. and Penn Octane Corporation.  Had TransMontaigne Inc. acquired the LPG facilities on January 1, 2006 and had our terminaling services agreement with TransMontaigne Inc. been effective as of January 1, 2006, our revenues and direct operating costs and expenses would have increased by approximately $2.2 million and $0.4 million, respectively, for the year ended December 31, 2006.

(c)                            Reflects depreciation and amortization expense on the Acquired Operations based on the straight-line method of depreciation over the estimated useful lives of the acquired assets.

(d)                           Reflects interest expense at 8.0% on the additional borrowings under our amended and restated senior secured credit facility of $135 million to finance the acquisition of the Acquired Operations.  Should the actual interest rate increase or decrease by 50 basis points, pro forma interest expense would increase or decrease by $675,000 for the year ended December 31, 2006.

(e)                            Reflects amortization of deferred debt issuance costs on the $2.6 million of deferred debt issuance costs to amend and restate our credit facility.

TRANSMONTAIGNE PARTNERS L.P. AND SUBSIDIARIES
ADJUSTED OPERATING SURPLUS

During the subordination period, the common units will have the right to receive distributions in an amount equal to the minimum quarterly distribution of $0.40 per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units, before any distributions will be made on the subordinated units.  Conversions of subordinated units to common units will occur in the future only if, in addition to other requirements, we generate Adjusted Operating Surplus, as defined in the partnership agreement, equal to or greater than the minimum distribution requirement on all common units, subordinated units and the general partner interest.  The following summarizes our Adjusted Operating Surplus generated during the periods indicated (in thousands):

	October 1, 2006 through December 31, 2006	January 1, 2006 through December 31, 2006	May 27, 2005 through December 31, 2005	Cumulative since inception

Net earnings	$470	$3,267	$7,640	$10,907
Depreciation and amortization	1,874	7,411	3,785	11,196
Amortization and acceleration of deferred equity-based compensation	—	3,868	371	4,239
Compensation expense on distributions paid to holders of restricted units	—	187	66	253

Cash reserved for repurchase of common units	—	(1,700)	—	(1,700)
Maintenance capital expenditures	(588)	(1,422)	(497)	(1,919)
“Adjusted Operating Surplus” generated during the period (1)	$1,756	$11,611	$11,365	$22,976

Minimum distribution for the period on all common units, subordinated units and the general partner interest	$2,976	$11,905	$7,071	$18,976
Actual distribution for the period of all common units, subordinated units and the general partner interest	$3,201	$12,853	$7,071	$19,924

(1)          For purposes of this presentation, we have calculated Adjusted Operating Surplus in accordance with the terms of our partnership agreement.  As a result, the difference between net earnings, depreciation and amortization, and maintenance capital expenditures for the periods presented above and such amounts presented in our historical financial statements in accordance with generally accepted accounting principles represent the effect of including the Brownsville terminal, River terminals and Mobile terminal for periods prior to their acquisition by us from TransMontaigne Inc.  The net earnings, depreciation and amortization, and maintenance capital expenditures for the Brownsville terminal and River terminal for the period September 1, 2006 through December 31, 2006 are approximately (in thousands) $ 1,855, $ 1,777 and $ 374, respectively. The net earnings, depreciation and amortization, and maintenance capital expenditures for the Mobile facilities for the period August 1, 2005 through December 31, 2005 are approximately $ 472, $ 322 and $ nil, respectively.  The financial performance of these facilities for such periods is excluded from the computation of Adjusted Operation Surplus because it represents the financial performance of these facilities prior to the closing dates of our respective acquisitions from TransMontaigne Inc.

TransMontaigne Partners L.P. is a refined petroleum products terminaling and transportation company based in Denver, Colorado with operations along the Gulf Coast, in Brownsville, Texas, along the Mississippi and Ohio rivers, and in the Midwest.  We provide integrated terminaling, storage, transportation and related services for companies engaged in the distribution and marketing of refined petroleum products and crude oil, including TransMontaigne Inc. The Company handles light refined products such as gasolines, distillates (including heating oil) and jet fuels; heavy refined products such as residual fuel oils and asphalt; and crude oil.  Corporate news and additional information about TransMontaigne Partners L.P. is available on the Company’s web site: www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

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